Exhibit 99.1

CONSENT ACTION IN LIEU OF A
MEETING OF THE BOARD OF DIRECTORS OF
ZAP

WHEREAS, the undersigned are the directors of ZAP, a California corporation, (“Corporation”) and they desire to take the action hereinafter set forth without a duly called meeting of the directors pursuant to the California Corporations Code; and

WHEREAS, the Corporation received the resigned letter from Mr. Co Nguyen for his resignation from the Director and from the Interim Chair of Audit Committee of the Company. The effective date is on October 21st, 2016.

NOW, THEREFORE, the undersigned hereby adopts the following resolutions which shall have the same force and effect as if adopted at a duly called meeting of the directors.

FURTHER RESOLVED, that it is in the best interests of the Corporation and its shareholders that the Corporation approves for the resignation of Mr. Co Nguyen from the Director and from the Interim Chair of Audit Committee of the Company. The effective date is on October 21st, 2016. Cathaya Capital retains the rights to appoint a replacement for this Director position.

This Consent Action is effective as of October 20, 2016.

/s/ Wang Gang	/s/ Wang Huai Yi	/s/ Co Nguyen
Wang Gang	Wang Huai Yi	Co Nguyen

Consent Action of the Board of Directors